Exhibit 10.1

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

RICHARD SMUTEK, derivatively on behalf of REVLON, INC.,	:
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Plaintiff,	:
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v.	:	No. 10-392-GMS
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RONALD O. PERELMAN, DAVID L. KENNEDY, ALAN T. ENNIS, ALAN S. BERNIKOW, PAUL J. BOHAN, MEYER FELDBERG, ANN D. JORDAN, DEBRA L. LEE, TAMARA MELLON, BARRY F. SCHWARTZ, KATHI P. SEIFERT, and MACANDREWS & FORBES HOLDINGS INC.,	:
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Defendants,	:
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and	:
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REVLON, INC.,	:
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Nominal Defendant.	:
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STIPULATION OF SETTLEMENT

This Stipulation of Settlement (with the exhibits hereto, this “Stipulation”) is made and entered into by and among the following parties: (i) Richard Smutek, derivatively in the right of and for the benefit of nominal defendant Revlon, Inc., by and through his counsel of record (“Plaintiff”), (ii) nominal defendant Revlon, Inc. (“Revlon” or the “Company”) and (iii) Ronald O. Perelman, Barry F. Schwartz, David L. Kennedy, Alan T. Ennis, Alan S. Bernikow, Paul J. Bohan, Meyer Feldberg, Ann D. Jordan, Debra L. Lee, Tamara Mellon, Kathi P. Seifert, and MacAndrews & Forbes Holdings Inc. (“Defendants”), by and through their respective counsel of record. The parties have entered into this Stipulation in order to fully, finally and forever resolve, discharge and settle the Settled Claims (as defined in Paragraph 7 below), upon and subject to the terms and conditions hereof.

BACKGROUND

WHEREAS, on April 20, 2009, Revlon announced that MacAndrews & Forbes Holdings Inc. (“MacAndrews & Forbes”) proposed a merger transaction (the “Proposal”);

WHEREAS, on April 24, 2009, plaintiff Vern Mercier filed a verified complaint against Revlon, Defendants and now-former Revlon director Kenneth L. Wolfe (“Wolfe”) on behalf of a putative class of Revlon’s stockholders in the Delaware Court of Chancery (the “Delaware Chancery Court”) captioned Mercier v. Perelman, et al., C.A. No. 4532-VCL (Del. Ch.) (the “Mercier Action”);

WHEREAS, on May 1, 2009, plaintiff Arthur Jurkowitz filed a verified complaint against Revlon, Defendants and Wolfe on behalf of a putative class of Revlon’s stockholders in the Delaware Chancery Court, captioned Jurkowitz v. Perelman, et al., C.A. No. 4557-VCL (Del. Ch.) (the “Jurkowitz Action”);

WHEREAS, on May 4, 2009, plaintiff Stanley S. Sullivan filed a complaint against Revlon, Defendants and Wolfe on behalf of a putative class of Revlon’s stockholders in the New York State Supreme Court, captioned Sullivan v. Perelman, et al., No. 650257/2009 (N.Y. Sup. Ct.) (the “Sullivan Action”);

WHEREAS, Wolfe was later dismissed by plaintiff Stanley S. Sullivan from the Sullivan Action;

WHEREAS, on May 5, 2009, plaintiff Suri Lefkowitz filed a verified complaint against Revlon, Defendants and Wolfe on behalf of a putative class of Revlon’s stockholders in the Delaware Chancery Court, captioned Lefkowitz v. Revlon, Inc., et al., C.A. No. 4563-VCL (Del. Ch.) (the “Lefkowitz Action”);

WHEREAS, on May 12, 2009, plaintiff T. Walter Heiser filed a verified complaint against Revlon, Defendants and Wolfe on behalf of a putative class of Revlon’s stockholders in the Delaware Chancery Court, captioned Heiser v. Revlon, Inc., et al., C.A. No. 4578-VCL (Del. Ch.) (the “Heiser Action”);

WHEREAS, the Mercier Action, Jurkowitz Action, Lefkowitz Action and Heiser Action challenged the Proposal (collectively, the “Initial Delaware Actions”);

WHEREAS, the Sullivan Action also challenged the Proposal;

WHEREAS, on June 24, 2009, the Initial Delaware Actions were consolidated under the caption In re Revlon, Inc. Shareholders Litigation, C.A. No. 4578-VCL (Del. Ch.);

WHEREAS, on August 10, 2009, Revlon launched a voluntary exchange offer (the “Exchange Offer”);

WHEREAS, following amendments to the terms of the Exchange Offer, the final date on which tenders of Revlon Class A Common Stock could be made was on October 7, 2009;

WHEREAS, on October 8, 2009, the Company consummated the Exchange Offer;

WHEREAS, pursuant to the Exchange Offer, Revlon issued to stockholders who elected to tender shares into the Exchange Offer 9,336,905 shares of its newly issued Series A Preferred Stock in exchange for the same number of shares of Revlon Class A Common Stock tendered in the Exchange Offer;

WHEREAS, on October 29, 2009, Revlon announced its third quarter results for the fiscal quarter ended September 30, 2009;

WHEREAS, on December 21, 2009, plaintiff Edward S. Gutman filed a verified complaint against Defendants and Wolfe on behalf of a putative class of Revlon’s stockholders in the Delaware Chancery Court captioned Gutman v. Perelman, et al., C.A. No. 5158-VCL (Del. Ch.) (the “Gutman Action”);

WHEREAS, on December 21, 2009, plaintiff Lawrence Corneck filed a verified complaint against Defendants and Wolfe on behalf of a putative class of Revlon’s stockholders in the Delaware Chancery Court captioned Corneck v. Perelman, et al., C.A. No. 5160-VCL (Del. Ch.) (the “Corneck Action”);

WHEREAS, the Gutman Action and the Corneck Action alleged breach of fiduciary duty claims in connection with the Exchange Offer and alleged that information regarding the Company’s third quarter 2009 results should have been disclosed in the Exchange Offer materials;

WHEREAS, on December 24, 2009, an amended complaint was filed in the Sullivan Action on behalf of stockholders that participated in the Exchange Offer, alleging, among other things, that information regarding the Company’s financial results for the third quarter 2009 should have been disclosed in the Exchange Offer materials;

WHEREAS, on December 31, 2009, plaintiff John Garofalo filed a putative class action complaint on behalf of stockholders that participated in the Exchange Offer against Defendants and Revlon1 in the United States District Court for the District of Delaware (the “Delaware District Court” or the “Court”) captioned Garofalo v. Revlon, Inc., et al., C.A. No. 1:09-cv-01008-GMS (D. Del.) (the “Garofalo Action”), alleging federal and state law claims in

[1]	Wolfe was initially named as a defendant in the Garofalo Action, but was later dismissed.

connection with the Exchange Offer and alleging that information regarding the Company’s financial results for the third quarter 2009 should have been disclosed in the Exchange Offer materials;

WHEREAS, on January 6, 2010, an amended complaint was filed by plaintiffs in the Initial Delaware Actions against Revlon, Defendants and Wolfe, making allegations similar to those contained in the amended Sullivan Action complaint;

WHEREAS, on January 15, 2010, the Delaware Chancery Court consolidated the Gutman Action and Corneck Action with the previously consolidated Initial Delaware Actions (the Initial Delaware Actions, Gutman Action and Corneck Action, collectively, are hereafter referred to as the “Consolidated Action”);

WHEREAS, on May 11, 2010, Plaintiff, on behalf of Revlon, filed a derivative complaint against Defendants and current Revlon director Richard J. Santagati (“Santagati”) in the Delaware District Court captioned Smutek v. Perelman, et al., No. 1:10-CV-00392-GMS (D. Del.) (the “Smutek Action”), in connection with the Exchange Offer and the alleged failure to disclose information in the Exchange Offer materials regarding the Company’s financial results for the third quarter 2009;

WHEREAS, Revlon was named as a nominal defendant in the Smutek Action;

WHEREAS, Plaintiff later filed a voluntary dismissal of Santagati from the Smutek Action;

WHEREAS, the complaint in the Smutek Action alleged, among other things, that Defendants’ alleged misconduct with respect to the Exchange Offer exposed Revlon to litigation such as the Garofalo Action, Gutman Action and Corneck Action, and potential damages therefrom;

WHEREAS, on May 25, 2010, an amended complaint was filed in the Consolidated Action alleging breach of fiduciary duty claims in connection with the Exchange Offer and claiming that information regarding the Company’s financial results for the third quarter 2009 should have been disclosed in the Exchange Offer materials;

WHEREAS, on August 16, 2010, Defendants and nominal defendant Revlon moved to dismiss the complaint in the Smutek Action;

WHEREAS, the motions to dismiss the complaint in the Smutek Action are fully briefed and currently pending; and

WHEREAS, on August 10, 2012, the parties to all the actions identified above (the “Actions”) reached a comprehensive agreement in principle providing for the settlement of the Actions on the terms and conditions set forth in a stipulation to be filed with the Delaware Chancery Court (the “Consolidated Action Settlement”) and in this Stipulation.

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among Plaintiff (derivatively in the right of and for the benefit of the Company), the Company and Defendants, that, subject to approval of the Court pursuant to Federal Rule of Civil Procedure 23.1(c), the Smutek Action and the Settled Claims (as defined in Paragraph 7 below) shall be finally and fully compromised, settled and released, upon and subject to the terms and conditions of this Stipulation as follows (the “Settlement”):

THE SETTLEMENT

SETTLEMENT CONSIDERATION AND BENEFIT

1. Settlement Consideration and Benefit. In consideration for the full settlement and dismissal of the Smutek Action with prejudice, and for the releases provided for below, Defendants will pay Revlon $400,000 (the “Settlement Payment”) within ten (10) business days of the Effective Date (as defined in Paragraph 11 below).

REASONS FOR THE SETTLEMENT

2. Each of the Defendants and nominal defendant Revlon has denied, and continues to deny, all charges of wrongdoing or liability against them as related to the subject matters alleged in the Actions and believe they would have prevailed on their respective motions to dismiss the Smutek Action with prejudice and, in any event, would have prevailed on the merits. Defendants and nominal defendant Revlon expressly maintain that they diligently and scrupulously have complied with any and all fiduciary duties and other legal obligations. Defendants and nominal defendant Revlon also have denied and continue to deny, among other things, the allegations that Plaintiff (or Revlon) has suffered damage or that Plaintiff (or Revlon) was harmed by the conduct alleged in the Smutek Action. Nonetheless, Defendants and nominal defendant Revlon have determined that it is desirable and beneficial to Revlon and Revlon’s stockholders that the Smutek Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Defendants and nominal defendant Revlon have taken into account the burden, expense, inconvenience, distraction, delay, uncertainty and risks inherent in any litigation, especially in complex cases like the Smutek Action, and believe the Settlement is preferable to continued litigation.

3. Plaintiff’s counsel has determined that the Settlement set forth in this Stipulation is in the best interests of Revlon and its stockholders, and will provide Revlon and its stockholders with substantial benefits. Although Plaintiff believes that the claims asserted in the Smutek Action have merit, Plaintiff’s counsel recognizes uncertainty and risks inherent in any litigation, especially in a complex matter such as the Smutek Action. Plaintiff’s counsel also is mindful of the inherent problems of proof and of the potential defenses to the claims asserted in the Smutek Action, including those set forth in Revlon’s (as a nominal defendant) and Defendants’ respective memoranda of law in support of their respective motions to dismiss. Further, in determining that the Settlement set forth in this Stipulation is in the best interests of Revlon and its stockholders, Plaintiff’s counsel has taken into account their conversations with counsel for the other plaintiffs in the Actions as part of the settlement negotiations in the related class action lawsuits pending before the Court and in the Delaware Chancery Court and New York State Supreme Court.

NOTICE, ORDER, SETTLEMENT HEARING AND APPROVAL

4. As soon as practicable after this Stipulation has been executed, the parties shall submit this Stipulation to the Court and move the Court for entry of an order in substantially the form of Exhibit A attached hereto, requesting, among other things, preliminary approval of the Settlement set forth in this Stipulation and approval of the form and manner of notice. The parties shall request that after notice is given, the Court hold a hearing (the “Settlement Hearing”) and approve the Settlement of the Smutek Action as set forth herein and issue an order and final judgment (the “Order and Final Judgment”) in substantially the form of Exhibit B attached hereto.

5. Notice of the proposed Settlement shall be provided by Revlon. Revlon will publish a notice of the Settlement in substantially the form attached hereto as Exhibit A-1 (the “Notice”) on the Company’s website. Revlon will also file with the United States Securities and Exchange Commission a Form 8-K attaching a copy of the Notice. Revlon shall also cause an abbreviated form of the Notice in substantially the form attached hereto as Exhibit A-2 to be published in Investor’s Business Daily (the “Summary Notice”). All costs of such Notice and

Summary Notice, and any other notice required by the Court, shall be paid by Revlon. Prior to the Settlement Hearing, Revlon’s counsel shall file with the Court an appropriate affidavit or declaration with respect to providing the Notice and the Summary Notice.

RELEASES

6. Upon Final Approval (as defined in Paragraph 11 below) of the Settlement, Plaintiff’s derivative claims asserted in the Smutek Action against Defendants and nominal defendant Revlon shall be dismissed on the merits with prejudice, without costs, except as provided herein.

7. The Order and Final Judgment shall, among other things, provide for the full and complete dismissal of the Smutek Action with prejudice, and the settlement and release of, and a permanent injunction barring, any claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters and issues, known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been, could have been, or in the future can or might be asserted in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal, state, foreign or common law, including the federal securities laws and any state disclosure law), derivatively on behalf of Revlon, or by Revlon, or by or on behalf of Plaintiff (as an individual or as a class representative), whether individual, direct, class, derivative (on behalf of Revlon or otherwise), representative, legal, equitable, or any other type or in any other capacity (collectively, the “Releasing Persons”) against Defendants, Wolfe, Santagati, nominal defendant Revlon or any of their respective families, parent entities, controlling persons, associates, affiliates or subsidiaries and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors and assigns (collectively, the “Released Persons”) which the Releasing Persons ever had, now have, or may have by reason of, arising out of, relating to, or in connection with the acts, events, facts, matters, transactions, occurrences, statements, or representations, or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to the allegations in the Smutek Action, the complaint in the Smutek Action, the Proposal, the Exchange Offer and other transactions contemplated therein, disclosures made in connection therewith (including the adequacy and completeness of such disclosures), any disclosure of the Company’s actual, projected or estimated financial results for the third quarter 2009, or any other disclosure made by Revlon from the date of the Proposal through the date Revlon announced its financial results for the third quarter 2009 (including the adequacy and completeness of such disclosures) (the “Settled Claims”); provided, however, that the Settled Claims shall not release any claims to enforce the Settlement.

8. The Order and Final Judgment shall bar and release any and all claims, known or unknown, for damages, injunctive relief, or any other remedies against Plaintiff, his attorneys or agents based upon, arising from, or related to prosecution and/or settlement of the Smutek Action.

9. The Order and Final Judgment shall provide that the releases in Paragraphs 7 and 8 above shall extend to all claims that Releasing Persons do not know or suspect to exist at the time of the release of the Settled Claims, which, if known, might have affected the Releasing

Persons’ decisions to enter into the releases or the Settlement. Additionally, Plaintiff and the Company acknowledge that they may discover facts in addition to or different from those now known or believed to be true with respect to the Settled Claims, but that it is the intention of the Company and Plaintiff to completely, fully, finally and forever compromise, settle, release, discharge, extinguish, and dismiss any and all Settled Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiff and the Company acknowledge that “Unknown Claims” are expressly included in the definition of “Settled Claims,” and that such inclusion was expressly bargained for and was a key element of the Settlement and was relied upon by each and all of the Defendants and the Company in entering into this Stipulation. “Unknown Claims” means any claim that Plaintiff or the Company does not know or suspect exists in his or its favor at the time of the release of the Settled Claims as against the Released Persons, including, without limitation, those which, if known, might have affected the decision to enter into the Settlement. With respect to any of the Settled Claims, the parties stipulate and agree that upon Final Approval (as defined in Paragraph 11 below) of the Settlement, the Company and Plaintiff shall be deemed to have, and by operation of the Order and Final Judgment by the Court shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

10. Plaintiff and the Company acknowledge that the foregoing waiver was separately bargained for, is an integral element of the Settlement, and was relied upon by each and all of the Defendants and the Company in entering into the Settlement.

CONDITIONS OF SETTLEMENT

11. The Settlement is conditioned upon, and effective upon, the fulfillment of each of the following (the “Effective Date”):

(i) the Settlement becoming final (“Final Approval”) upon the completion of: (a) negotiation and execution of this Stipulation and any related documentation; (b) approval of the Settlement, entry of the Order and Final Judgment, and dismissal with prejudice of the Smutek Action in substantially the form attached hereto as Exhibit B, without the award of any damages, costs, or fees except as specifically provided in this Stipulation and approved by the Court; and (c) such Order and Final Judgment is either finally affirmed on appeal, or is not subject to appeal (or further appeal) by lapse of time or otherwise;

(ii) negotiation and execution of the settlement stipulation in the Consolidated Action and any related documentation, approval of the Consolidated Action Settlement by the Delaware Chancery Court, entry of an order and final judgment in the Consolidated Action, which order and final judgment is either finally affirmed on appeal, or is not subject to appeal (or further appeal) by lapse of time or otherwise, and dismissal with prejudice of the Consolidated Action; and

(iii) dismissal with prejudice of the Sullivan Action and Garofalo Action, which dismissals are finally affirmed on appeal, or are not subject to appeal (or further appeal), by lapse of time or otherwise.

12. Each of the Defendants and the Company shall have the right to withdraw from the Settlement in the event that any claims related to the Settled Claims are commenced or prosecuted against any of the Released Persons (as defined in Paragraph 7 above) in any court prior to Final Approval of the Settlement and (following a motion by Defendants or the Company) such claims are not dismissed with prejudice or stayed in contemplation of dismissal. In the event such claims are commenced, the parties agree to cooperate and use their reasonable best efforts to secure the dismissal (or a stay in contemplation of dismissal following Final Approval of the Settlement) thereof.

13. This Stipulation shall be null and void and of no force and effect if the Settlement does not obtain Final Approval, as defined in Paragraph 11 above, for any reason. In any such event, this Stipulation shall not be deemed to prejudice in any way the respective positions of the parties with respect to the Actions or to entitle any party to the recovery of costs and expenses incurred in connection with the intended implementation of the Settlement; provided, however, that Revlon shall be responsible for paying the costs of providing the Notice and the Summary Notice regardless of whether the Settlement is approved.

14. In the event that the proposed Settlement is rendered null and void for any reason, the existence of or the provisions contained in this Stipulation shall not be deemed to prejudice in any way the respective positions of Plaintiff, Revlon or Defendants with respect to the Actions; nor shall they be deemed a presumption, concession, or admission by Plaintiff, Revlon or any of the Defendants of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Actions, or any other action or proceeding or each thereof; nor shall they be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Actions, or any other action or proceeding.

15. In the event that (i) the Court declines, in any material respect (except for a disallowance or modification of the fees and/or expenses sought by Plaintiff’s counsel), to enter the Order and Final Judgment provided for in this Stipulation and any one of the parties hereto fails to consent to the entry of another form of order in lieu thereof; (ii) the Court disapproves the Settlement proposed in this Stipulation, including any amendments thereto agreed upon by all of the parties; (iii) the Court approves the Settlement proposed in this Stipulation or any amendment thereto approved by all of the parties, but such approval is reversed or substantially modified on appeal (except reversal or modification related only to the issue of Plaintiff’s counsel’s attorneys’ fees and/or the reimbursement of expenses) and such reversal or modification becomes final by a lapse of time or otherwise; then, in any of such events, this Stipulation, the Settlement proposed in this Stipulation (including any amendments thereof), and any actions taken or to be taken with respect to the Settlement proposed in this Stipulation and the Order and Final Judgment to be entered shall be of no further force or effect and shall be null and void, and shall be without prejudice to any of the parties hereto, who shall be restored in all respects to their respective positions existing prior to the execution of this Stipulation. For purposes of this provision, a disallowance or modification by the Court of the attorneys’ fees and/or expenses sought by Plaintiff’s counsel shall not be deemed an amendment, modification or disapproval of the Settlement or the Order and Final Judgment.

16. The obligations of Defendants and Revlon under this Stipulation are conditioned upon satisfaction of the conditions set forth in Paragraph 11 above. Notwithstanding anything in this Stipulation to the contrary, the effectiveness of the releases set forth in Paragraphs 6 through 10 above, and the other obligations of Plaintiff, Defendants and Revlon under the Settlement (except with respect to the payment of attorneys’ fees and expenses), shall not be conditioned upon or subject to the resolution of any appeal from the Court’s entry of the Order and Final Judgment, if such appeal relates solely to the issue of Plaintiff’s counsel’s application for an award of attorneys’ fees and/or the reimbursement of expenses.

17. Pending final determination of whether the Settlement should be approved, Plaintiff is barred and enjoined from commencing, prosecuting, instigating or in any way participating in the commencement or prosecution of any action asserting any Settled Claims, either directly, representatively, derivatively, or in any other capacity, against Defendants, the Company or any of the Released Persons.

18. If any action that would be barred by the releases contemplated by the Settlement is commenced against any of the parties to this Stipulation in any court prior to the Settlement being fully approved by Court, the parties will collectively in good faith seek the dismissal or stay of such action. If any such motion to dismiss such action is not granted or if any such motion to stay such action is not granted in contemplation of dismissal after approval of the Settlement contemplated hereby, any Defendant or Revlon may at his, her or its sole option, prior to the Settlement Hearing conducted by the Court, withdraw from the Settlement. In such a circumstance, the Settlement will be null and void.

AWARD OF ATTORNEYS’ FEES AND REIMBURSEMENT OF EXPENSES

19. Subject to the terms and conditions of this Stipulation, approval of the Settlement, entry of the Order and Final Judgment, Final Approval of the Settlement and final dismissal of the Actions, and after all of the foregoing events are no longer subject to appeal (or further appeal) by lapse of time or otherwise, Plaintiff’s counsel may receive from the Settlement Payment such amount of attorneys’ fees and expenses that the Court deems appropriate. Plaintiff’s counsel will make an application to the Court for attorneys’ fees and expenses. Defendants and Revlon reserve the right to oppose the award of attorneys’ fees and expenses if Plaintiff’s counsel’s application exceeds 30% of the Settlement Payment. No other application for attorneys’ fees and expenses shall be filed, and counsel for Plaintiff expressly waives, in this Stipulation, any right to seek any award of such fees and expenses except as set forth in this Paragraph 19. Payment of attorneys’ fees and expenses to Plaintiff’s counsel is expressly contingent upon all of the conditions in Paragraph 11 above being met. Plaintiff’s counsel may seek a compensatory award for Plaintiff of up to $1,000 to be paid from any award of attorneys’ fees and expenses that the Court may award. Payment of attorneys’ fees and expenses, and any compensatory award, will be made within ten (10) business days of the Effective Date. Except as provided in this Stipulation, Defendants and Revlon shall bear no other expenses, costs, damages or fees incurred by Plaintiff or any of his attorneys, experts, advisors, agents, or representatives. Defendants and Revlon shall have no responsibility for, or liability with respect to, the allocation among any counsel for Plaintiff of any award of attorneys’ fees and expenses that the Court may make, and Defendants and Revlon take no position with respect to such matters.

20. Any failure of the Court to approve a request for attorneys’ fees and expenses in whole or in part shall not affect the remainder of the Settlement.

MISCELLANEOUS PROVISIONS

21. No Admission. The provisions contained in this Stipulation and the Settlement Payment described in Paragraph 1 above shall not be deemed a presumption, concession, or admission by any of the Defendants or Revlon in the Actions of any fault, liability, or wrongdoing as to any facts or claims alleged or asserted in the Actions, or any other actions or proceedings, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Actions, or in any other action or proceeding, whether civil, criminal, or administrative, except that: (i) this Stipulation and/or its exhibits may be filed in any litigation or judicial proceeding to enforce the terms of the Settlement; and (ii) Revlon and/or Defendants may file, cite and/or refer to this Stipulation and/or the Order and Final Judgment in related litigation as evidence of the Settlement, or in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

22. Representation and Warranty. Plaintiff and his counsel represent and warrant that (i) Plaintiff is a Revlon Class A Common stockholder and (ii) none of Plaintiff’s claims or causes of action, or any claims Plaintiff could have alleged, have been assigned, encumbered, or in any manner transferred in whole or in part.

23. Stay of Litigation. Pending Final Approval of the Settlement, the parties agree to stay proceedings in the Smutek Action and not to initiate any other proceedings other than those incident to the Settlement itself.

24. Best Efforts. The parties and their attorneys agree to cooperate fully with one another in seeking the Court’s approval of this Stipulation and the Settlement, and to use their best efforts to effect, take, or cause to be taken all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to consummate and make effective, as promptly as practicable, this Stipulation and the Settlement provided for hereunder (including, but not limited to, using their best efforts to resolve any objections raised to the Settlement) and the dismissal of the Smutek Action with prejudice and without costs, fees or expenses to any party (except as provided for by Paragraph 19 above).

25. Extensions of Time. The parties may agree to reasonable extensions of time in order to carry out any provisions of this Stipulation.

26. Entire Agreement; Amendments. This Stipulation constitutes the entire agreement among the parties with respect to the subject matter hereof, and may be modified or amended only by a writing signed by the signatories hereto.

27. Counterparts. This Stipulation may be executed in multiple counterparts by any of the signatories hereto, including by facsimile or electronic mail, and as so executed shall constitute one agreement.

28. Governing Law. This Stipulation and the Settlement contemplated by it shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles.

29. Successors and Assigns. This Stipulation, and all rights and powers granted hereby, shall be binding upon and inure to the benefit of the parties and their respective agents, executors, heirs, successors, affiliates and assigns.

30. Authority. The undersigned attorneys represent and warrant that they have the authority from their client(s) to enter into this Stipulation and bind their client(s) thereto.

RICHARDS, LAYTON & FINGER, P.A. /s/ Raymond J. DiCamillo	LAW OFFICE OF JOHN V. WORK, P.A. /s/ John V. Work
Raymond J. DiCamillo (#3188) Kevin M. Gallagher (#5337) 920 North King Street Wilmington, Delaware 19801 (302) 651-7700 GIBSON, DUNN & CRUTCHER LLP /s/ Marshall R. King	John V. Work (#4666) 800 N. King Street, Suite 303 Wilmington, Delaware 19801 (302) 540-8747 Counsel for Plaintiff in the Smutek Action
Lawrence Zweifach Marshall R. King 200 Park Avenue, 47th Floor New York, New York 10166 (212) 351-4000 Counsel for Defendants Bernikow, Bohan, Feldberg, Jordan, Lee, Mellon, and Seifert

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP /s/ Thomas J. Allingham II	VIANALE & VIANALE LLP /s/ Kenneth J. Vianale
Thomas J. Allingham II (#476) Alyssa S. O’Connell (#4351) One Rodney Square P.O. Box 636 Wilmington, Delaware 19899 (302) 651-3000 Counsel for Defendants Ennis, Kennedy, and Revlon, Inc.	Kenneth J. Vianale 2499 Glades Road, Suite 112 Boca Raton, Florida 33431 (561) 392-4750 Counsel for Plaintiff in the Smutek Action

BOUCHARD MARGULES & FRIEDLANDER, P.A. /s/ Andre G. Bouchard	SARRAF GENTILE, LLP /s/ Ronen Sarraf
Andre G. Bouchard (#2504) Jamie L. Brown (#5551) 222 Delaware Avenue, Suite 1400 Wilmington, Delaware 19801 (302) 573-3500 WACHTELL, LIPTON, ROSEN & KATZ /s/ William Savitt	Ronen Sarraf 450 Seventh Avenue New York, New York 10123 (212) 868-3610 Counsel for Plaintiff in the Smutek Action
William Savitt 51 West 52nd Street New York, New York 10019 (212) 403-1000 Counsel for Defendants Perelman, Schwartz, and MacAndrews & Forbes Holdings Inc.

Dated: October 8, 2012

EXHIBIT A

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

RICHARD SMUTEK, derivatively on behalf of

REVLON, INC.,

                        Plaintiff,

                        v.

RONALD O. PERELMAN, DAVID L. KENNEDY, ALAN T. ENNIS, ALAN S. BERNIKOW, PAUL J. BOHAN, MEYER FELDBERG, ANN D. JORDAN, DEBRA L. LEE, TAMARA MELLON, BARRY F. SCHWARTZ, KATHI P. SEIFERT, and MACANDREWS & FORBES HOLDINGS INC.,

                        Defendants,

        and

REVLON, INC.,

                        Nominal Defendant.

: : : : : : : : : : : : : : : : : : : : : : :	No. 10-392-GMS

ORDER PRELIMINARILY APPROVING

SETTLEMENT AND PROVIDING FOR NOTICE

WHEREAS, the above-captioned action is pending before the Court (the “Smutek Action”);

WHEREAS, the parties (the “Parties”) have made an application, pursuant to Rule 23.1(c) of the Federal Rules of Civil Procedure, for an order: (i) preliminarily approving the settlement (the “Settlement”) of the Smutek Action, in accordance with a Stipulation of Settlement dated October 8, 2012 (with the exhibits attached thereto, the “Stipulation”) and dismissing the Smutek Action with prejudice, upon the terms and conditions set forth therein; (ii) approving the form and content of the Notice of Pendency of Derivative Action, Proposed

Settlement of Derivative Action, Settlement Hearing and Right to Appear (the “Notice”); (iii) approving the form and content of the Summary Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action and Settlement Hearing (the “Summary Notice”); and (iv) setting a hearing for final approval of the Settlement (the “Settlement Hearing”); and

WHEREAS, the Court has read and considered the Stipulation, the Notice, and the Summary Notice.

NOW, THEREFORE, IT IS HEREBY ORDERED:

1. Pursuant to Federal Rule of Civil Procedure 23.1(c) and by this Order, the Court hereby preliminarily approves the Stipulation and the Settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the Smutek Action, subject to further consideration at the Settlement Hearing described below.

2. The Settlement Hearing shall be held before the Court on             , 2012, at             .m., at the United States District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Courtroom 2A, Wilmington, Delaware 19801, to determine: (i) whether the proposed Settlement of the Smutek Action on the terms and conditions provided for in the Stipulation is fair, reasonable, adequate and in the best interests of Revlon, Inc. (“Revlon”) and Current Revlon Stockholders (as defined in Paragraph 7 below), and should be approved by the Court; (ii) whether plaintiff Richard Smutek’s (“Plaintiff”) counsel’s application for attorneys’ fees and expenses as well as any compensatory award for Plaintiff should be granted; and (iii) whether an Order and Final Judgment should be entered pursuant to the Stipulation, approving the proposed Settlement and dismissing the Smutek Action.

3. The Court may adjourn the date of the Settlement Hearing or any adjournment thereof, including the consideration of Plaintiff’s counsel’s application for attorneys’ fees and

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expenses as well as any compensatory award for Plaintiff, without further notice of any kind to Current Revlon Stockholders (as defined in Paragraph 7 below) other than oral announcement at the Settlement Hearing or any adjournment thereof.

4. The Court reserves the right to approve the proposed Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the Parties to the Stipulation without further notice to Current Revlon Stockholders (as defined in Paragraph 7 below).

5. The Court approves, in form and content, the Notice and the Summary Notice attached as Exhibit A-1 and Exhibit A-2, respectively, to the Stipulation and hereto, and finds that posting the Notice and publishing the Summary Notice in substantially the manner and form set forth in Paragraph 6 of this Order and filing with the United States Securities and Exchange Commission (the “SEC”) a Form 8-K attaching a copy of the Notice meets the requirements of Federal Rule of Civil Procedure 23.1(c), due process, and is the best notice practicable under the circumstances and shall constitute due and sufficient notice to all persons entitled thereto.

6. Counsel for the Parties are hereby ordered to cooperate to supervise and administer the notice procedure as more fully set forth below:

(i) within twenty (20) business days of the entry of this Order, Revlon will cause the Summary Notice to be published in Investor’s Business Daily, in substantially the form attached to the Stipulation and hereto as Exhibit A-2;

(ii) within twenty (20) business days of the entry of this Order, Revlon will post the Notice in substantially the form attached to the Stipulation and hereto as Exhibit A-1 on its website at www.revlon.com on the Investor Relations page, which can be accessed through the Corporate page, under the heading “Smutek Derivative Action Settlement Notice”;

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(iii) Revlon will file with the SEC a Form 8-K attaching a copy of the Notice;

(iv) a copy of the Form 8-K attaching the Notice will be available on Revlon’s website at www.revlon.com on the Investor Relations page, which can be accessed through the Corporate page, under the heading “SEC Filings”; and

(v) counsel for Revlon shall, at least ten (10) business days prior to the Settlement Hearing, file with the Court an appropriate affidavit or declaration with respect to providing the Notice and the Summary Notice.

7. All current holders of Revlon Class A Common Stock (“Current Revlon Stockholders”) shall be bound by all orders, determinations and judgments in the Smutek Action concerning the Stipulation and the Settlement.

8. All proceedings in the Smutek Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, are hereby stayed and suspended until further order of the Court. Pending final determination of whether the Settlement should be approved, neither Plaintiff nor any person derivatively on behalf of Revlon shall either directly, representatively, derivatively or in any other capacity, commence or prosecute against any of the Released Persons (as defined in the Stipulation) any action or proceeding in any court or tribunal asserting any of the Settled Claims (as defined in the Stipulation).

9. Current Revlon Stockholders who object to the proposed settlement of the Smutek Action, the Order and Final Judgment to be entered in the Smutek Action, and/or Plaintiff’s counsel’s request for attorneys’ fees and reimbursement of expenses as well as any compensatory award for Plaintiff, or who otherwise wish to be heard, may appear in person or by their attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant;

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provided, however, that, except by Order of the Court for good cause shown, no person shall be heard and no papers, briefs, pleadings or other documents submitted by any person shall be considered by the Court unless not later than ten (10) business days prior to the Settlement Hearing such person files with the Clerk of the Court and serves upon counsel listed below: (i) a written notice of intention to appear, identifying the name, address and telephone number of the objector and, if represented, the objector’s counsel; (ii) a signed written statement by the objector of such objector’s objections to any matters before the Court; (iii) the grounds for such objections and the reasons that such objector desires to appear and be heard; (iv) proof of ownership of Revlon Class A Common Stock, including the number of shares presently held and the date(s) of purchase; and (v) all documents and writings such objector desires the Court to consider. Such filings shall be served upon the following counsel:

Kenneth J. Vianale Vianale & Vianale LLP 2499 Glades Road, Suite 112 Boca Raton, Florida 33431

William Savitt Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019

Thomas J. Allingham II Alyssa S. O’Connell Skadden, Arps, Slate, Meagher & Flom LLP One Rodney Square P.O. Box 636 Wilmington, Delaware 19899

Lawrence Zweifach Marshall R. King Gibson, Dunn & Crutcher LLP 200 Park Avenue, 47th Floor New York, New York 10166

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Such papers must also be filed with the Clerk of the Court, United States District Court for the District of Delaware, 844 N. King Street, Wilmington, Delaware 19801.

10. Unless the Court otherwise directs, no Current Revlon Stockholders shall be entitled to object to the approval of the Settlement, any judgment entered thereon, any award of attorneys’ fees and expenses, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as described in Paragraph 9 above. Current Revlon Stockholders who fail to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in the Smutek Action or any other action or proceeding.

11. The Parties shall file any papers, including memoranda or briefs, in response to any objections no later than five (5) business days prior to the Settlement Hearing.

12. Plaintiff’s counsel shall file and serve papers in support of approval of the proposed Settlement and their application for attorneys’ fees and reimbursement of expenses no later than twenty (20) business days prior to the Settlement Hearing, with any objections by parties to the application for attorneys’ fees and reimbursement of expenses filed and served no later than ten (10) business days prior to the Settlement Hearing; if reply papers are necessary, they are to be filed and served no later than three (3) business days prior to the Settlement Hearing.

13. If the Court approves the proposed Settlement provided for in the Stipulation following the Settlement Hearing, the Order and Final Judgment shall be entered substantially in the form attached to the Stipulation as Exhibit B.

14. If the Settlement, including any amendment made in accordance with the Stipulation, is not approved by the Court or shall not become effective for any reason

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whatsoever, the Settlement (including any modification thereof made with the consent of the Parties as provided for in the Stipulation) and any actions taken or to be taken in connection therewith (including this Order and any judgment entered herein) shall be terminated and shall become void and of no further force and effect, except for the obligation of Revlon to pay for any expenses incurred in connection with the Notice, the Summary Notice and administration provided for by this Order.

15. Neither the Stipulation, nor any provision contained in the Stipulation, nor any action undertaken pursuant thereto, nor the negotiation thereof by any party shall be deemed an admission or received as evidence in the Smutek Action or any other action or proceeding.

16. The Court may, for good cause, extend any of the deadlines set forth in this Order without further notice to Current Revlon Stockholders.

SO ORDERED this             day of             , 2012.

CHIEF JUDGE GREGORY M. SLEET

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EXHIBIT A-1

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

RICHARD SMUTEK, derivatively on behalf of

REVLON, INC.,

                        Plaintiff,

                        v.

RONALD O. PERELMAN, DAVID L. KENNEDY, ALAN T. ENNIS, ALAN S. BERNIKOW, PAUL J. BOHAN, MEYER FELDBERG, ANN D. JORDAN, DEBRA L. LEE, TAMARA MELLON, BARRY F. SCHWARTZ, KATHI P. SEIFERT, and MACANDREWS & FORBES HOLDINGS INC.,

                        Defendants,

        and

REVLON, INC.,

                        Nominal Defendant.

: : : : : : : : : : : : : : : : : : : : : : : :	No. 10-392-GMS

NOTICE OF PENDENCY OF DERIVATIVE ACTION, PROPOSED SETTLEMENT OF

DERIVATIVE ACTION, SETTLEMENT HEARING AND RIGHT TO APPEAR

TO: ALL CURRENT HOLDERS OF REVLON, INC. (“REVLON” OR THE “COMPANY”) CLASS A COMMON STOCK (“CURRENT REVLON STOCKHOLDERS”).

YOU ARE HEREBY NOTIFIED, that the parties to the above-captioned stockholder derivative action (the “Smutek Action”) have entered into an agreement to fully, finally and forever resolve the issues raised in the Smutek Action. The terms of the proposed settlement of the Smutek Action (the “Settlement”) are set forth in a Stipulation of Settlement dated October 8, 2012 (with the exhibits thereto, the “Stipulation”).

PLEASE BE FURTHER ADVISED, that on             , 2012, at         .m., a hearing (the “Settlement Hearing”) will be held before Chief Judge Gregory M. Sleet of the United States District Court for the District of Delaware (the “Court”) at the United States District Court for the

District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Courtroom 2A, Wilmington, Delaware 19801, to determine; (i) whether the proposed Settlement of the Smutek Action on the terms and conditions provided for in the Stipulation is fair, reasonable, adequate and in the best interests of Revlon and Current Revlon Stockholders, and should be approved by the Court; (ii) whether plaintiff Richard Smutek’s (“Plaintiff”) counsel’s application for attorneys’ fees and expenses as well as any compensatory award for Plaintiff should be granted; and (iii) whether an Order and Final Judgment should be entered pursuant to the Stipulation, approving the proposed Settlement and dismissing the Smutek Action.

Because the Smutek Action is not a “Class Action,” no individual Current Revlon Stockholders have the right to compensation as a result of the proposed Settlement described below.

PLEASE READ THIS NOTICE CAREFULLY AND COMPLETELY. This Notice describes the rights you may have under the proposed Settlement of the Smutek Action and what steps you may, but are not required to, take in relation to the Settlement. If the Court approves the Settlement, the parties will ask the Court at the Settlement Hearing to enter an Order and Final Judgment dismissing the Smutek Action with prejudice.

In addition to this Notice of the proposed Settlement of the Smutek Action, Revlon will issue or has issued a separate notice about the proposed settlement of a related class action captioned In re Revlon, Inc. Shareholders Litigation, C.A. No. 4578-VCL (Del. Ch.). That notice will be or has been posted on Revlon’s website at www.revlon.com on the Investor Relations page, which can be accessed through the Corporate page, under the heading “In re Revlon, Inc. Shareholders Litigation Class Action Settlement Notice.” That notice will also be or has been attached to a Form 8-K filed with the United States Securities and Exchange Commission, and will be available on Revlon’s website at www.revlon.com on the Investor Relations page, which can be accessed through the Corporate page, under the heading “SEC Filings.”

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court. This Notice contains only a summary of the terms of the proposed Settlement. For a more detailed statement of the Settlement, you should review a copy of the Stipulation. A copy of the Stipulation is on file with the Clerk of the Court and may be reviewed at the office of the Clerk of the Court, United States District Court for the District of Delaware, 844 N. King Street, Wilmington, Delaware 19801 during regular business hours. You can also contact Plaintiff’s counsel for a copy of the Stipulation. Plaintiff’s counsel can be contacted at:

Kenneth J. Vianale

Vianale & Vianale LLP

2499 Glades Road, Suite 112

Boca Raton, Florida 33431

(561) 392-4750

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Background and Description of the Smutek Action

The following provides the background of events leading up to the filing of the Smutek Action, and a description of the Smutek Action.

On April 20, 2009, Revlon announced that MacAndrews & Forbes Holdings Inc. (“MacAndrews & Forbes”) proposed a merger transaction (the “Proposal”).

On April 24, 2009, plaintiff Vern Mercier filed a verified complaint against Revlon and Ronald O. Perelman, Barry F. Schwartz, David L. Kennedy, Alan T. Ennis, Alan S. Bernikow, Paul J. Bohan, Meyer Feldberg, Ann D. Jordan, Debra L. Lee, Tamara Mellon, Kathi P. Seifert, and MacAndrews & Forbes (“Defendants”), and now-former Revlon director Kenneth L. Wolfe (“Wolfe”) on behalf of a putative class of Revlon’s stockholders in the Delaware Court of Chancery (the “Delaware Chancery Court”) captioned Mercier v. Perelman, et al., C.A. No. 4532-VCL (Del. Ch.) (the “Mercier Action”).

On May 1, 2009, plaintiff Arthur Jurkowitz filed a verified complaint against Revlon, Defendants and Wolfe on behalf of a putative class of Revlon’s stockholders in the Delaware Chancery Court, captioned Jurkowitz v. Perelman, et al., C.A. No. 4557-VCL (Del. Ch.) (the “Jurkowitz Action”).

On May 4, 2009, plaintiff Stanley S. Sullivan filed a complaint against Revlon, Defendants and Wolfe on behalf of a putative class of Revlon’s stockholders in the New York State Supreme Court, captioned Sullivan v. Perelman, et al., No. 650257/2009 (N.Y. Sup. Ct.) (the “Sullivan Action”).

Wolfe was later dismissed by plaintiff Stanley S. Sullivan from the Sullivan Action.

On May 5, 2009, plaintiff Suri Lefkowitz filed a verified complaint against Revlon, Defendants and Wolfe on behalf of a putative class of Revlon’s stockholders in the Delaware

Chancery Court, captioned Lefkowitz v. Revlon, Inc., et al., C.A. No. 4563-VCL (Del. Ch.) (the “Lefkowitz Action”).

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On May 12, 2009, plaintiff T. Walter Heiser filed a verified complaint against Revlon, Defendants and Wolfe on behalf of a putative class of Revlon’s stockholders in the Delaware Chancery Court, captioned Heiser v. Revlon, Inc., et al., C.A. No. 4578-VCL (Del. Ch.) (the “Heiser Action”).

The Mercier Action, Jurkowitz Action, Lefkowitz Action and Heiser Action challenged the Proposal (collectively, the “Initial Delaware Actions”).

The Sullivan Action also challenged the Proposal.

On June 24, 2009, the Initial Delaware Actions were consolidated under the caption In re Revlon, Inc. Shareholders Litigation, C.A. No. 4578-VCL (Del. Ch.).

On August 10, 2009, Revlon launched a voluntary exchange offer (the “Exchange Offer”).

Following amendments to the terms of the Exchange Offer, the final date on which tenders of Revlon Class A Common Stock could be made was on October 7, 2009.

On October 8, 2009, the Company consummated the Exchange Offer.

Pursuant to the Exchange Offer, Revlon issued to stockholders who elected to tender shares into the Exchange Offer 9,336,905 shares of its newly issued Series A Preferred Stock in exchange for the same number of shares of Revlon Class A Common Stock tendered in the Exchange Offer.

On October 29, 2009, Revlon announced its third quarter results for the fiscal quarter ended September 30, 2009.

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On December 21, 2009, plaintiff Edward S. Gutman filed a verified complaint against Defendants and Wolfe on behalf of a putative class of Revlon’s stockholders in the Delaware Chancery Court captioned Gutman v. Perelman, et al., C.A. No. 5158-VCL (Del. Ch.) (the “Gutman Action”).

On December 21, 2009, plaintiff Lawrence Corneck filed a verified complaint against Defendants and Wolfe on behalf of a putative class of Revlon’s stockholders in the Delaware Chancery Court captioned Corneck v. Perelman, et al., C.A. No. 5160-VCL (Del. Ch.) (the “Corneck Action”).

The Gutman Action and the Corneck Action alleged breach of fiduciary duty claims in connection with the Exchange Offer and alleged that information regarding the Company’s third quarter 2009 results should have been disclosed in the Exchange Offer materials.

On December 24, 2009, an amended complaint was filed in the Sullivan Action on behalf of stockholders that participated in the Exchange Offer, alleging, among other things, that information regarding the Company’s financial results for the third quarter 2009 should have been disclosed in the Exchange Offer materials.

On December 31, 2009, plaintiff John Garofalo filed a putative class action complaint on behalf of stockholders that participated in the Exchange Offer against Defendants and Revlon1 in the Court captioned Garofalo v. Revlon, Inc., et al., C.A. No. 1:09-cv-01008-GMS (D. Del.) (the “Garofalo Action”), alleging federal and state law claims in connection with the Exchange Offer and alleging that information regarding the Company’s financial results for the third quarter 2009 should have been disclosed in the Exchange Offer materials.

[1]	Wolfe was initially named as a defendant in the Garofalo Action, but was later dismissed.

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On January 6, 2010, an amended complaint was filed by plaintiffs in the Initial Delaware Actions against Revlon, Defendants and Wolfe, making allegations similar to those contained in the amended Sullivan Action complaint.

On January 15, 2010, the Delaware Chancery Court consolidated the Gutman Action and Corneck Action with the previously consolidated Initial Delaware Actions (the Initial Delaware Actions, Gutman Action and Corneck Action, collectively, are hereafter referred to as the “Consolidated Action”).

On May 11, 2010, Plaintiff, on behalf of Revlon, filed a derivative complaint against Defendants and current Revlon director Richard J. Santagati (“Santagati”) in the Court captioned Smutek v. Perelman, et al., No. 1:10-CV-00392-GMS (D. Del.), in connection with the Exchange Offer and the alleged failure to disclose information in the Exchange Offer materials regarding the Company’s financial results for the third quarter 2009.

Revlon was named as a nominal defendant in the Smutek Action.

Plaintiff later filed a voluntary dismissal of Santagati from the Smutek Action.

The complaint in the Smutek Action alleged, among other things, that Defendants’ alleged misconduct with respect to the Exchange Offer exposed Revlon to litigation such as the Garofalo Action, Gutman Action and Corneck Action, and potential damages therefrom.

On May 25, 2010, an amended complaint was filed in the Consolidated Action alleging breach of fiduciary duty claims in connection with the Exchange Offer and claiming that information regarding the Company’s financial results for the third quarter 2009 should have been disclosed in the Exchange Offer materials.

On August 16, 2010, Defendants and nominal defendant Revlon moved to dismiss the complaint in the Smutek Action.

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The motions to dismiss the complaint in the Smutek Action are fully briefed and currently pending.

On August 10, 2012, the parties to all the actions identified above (the “Actions”) reached a comprehensive agreement in principle providing for the settlement of the Actions on the terms and conditions set forth in a stipulation to be filed with the Delaware Chancery Court (the “Consolidated Action Settlement”) and in the Stipulation.

On             , the Court entered a scheduling order providing for, among other things, the scheduling of the Settlement Hearing; a stay of the Smutek Action pending a hearing on the proposed Settlement; and a bar against the commencement or prosecution of any action by Plaintiff or any person derivatively on behalf of Revlon asserting any of the Settled Claims (as defined below) subject to the Settlement of Smutek Action.

Reasons for the Settlement

Each of the Defendants and nominal defendant Revlon has denied, and continues to deny, all charges of wrongdoing or liability against them as related to the subject matters alleged in the Actions and believe they would have prevailed on their respective motions to dismiss the Smutek Action with prejudice and, in any event, would have prevailed on the merits. Defendants and nominal defendant Revlon expressly maintain that they diligently and scrupulously have complied with any and all fiduciary duties and other legal obligations. Defendants and nominal defendant Revlon also have denied and continue to deny, among other things, the allegations that Plaintiff (or Revlon) has suffered damage or that Plaintiff (or Revlon) was harmed by the conduct alleged in the Smutek Action. Nonetheless, Defendants and nominal defendant Revlon have determined that it is desirable and beneficial to Revlon and Revlon’s stockholders that the Smutek Action be fully and finally settled in the manner and upon the terms and conditions set

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forth in the Stipulation. Defendants and nominal defendant Revlon have taken into account the burden, expense, inconvenience, distraction, delay, uncertainty and risks inherent in any litigation, especially in complex cases like the Smutek Action, and believe the Settlement is preferable to continued litigation.

Plaintiff’s counsel has determined that the Settlement set forth in the Stipulation is in the best interests of Revlon and its stockholders, and will provide Revlon and its stockholders with substantial benefits. Although Plaintiff believes that the claims asserted in the Smutek Action have merit, Plaintiff’s counsel recognizes uncertainty and risks inherent in any litigation, especially in a complex matter such as the Smutek Action. Plaintiff’s counsel also is mindful of the inherent problems of proof and of the potential defenses to the claims asserted in the Smutek Action, including those set forth in Revlon’s (as a nominal defendant) and Defendants’ respective memoranda of law in support of their respective motions to dismiss. Further, in determining that the Settlement set forth in the Stipulation is in the best interests of Revlon and its stockholders, Plaintiff’s counsel has taken into account their conversations with counsel for the other plaintiffs in the Actions as part of the settlement negotiations in the related class action lawsuits pending before the Court and in the Delaware Chancery Court and New York State Supreme Court.

Settlement Terms

In consideration for the full settlement and dismissal of the Smutek Action with prejudice, and for the releases provided for below, Defendants will pay Revlon $400,000 (the “Settlement Payment”) within ten (10) business days of the Effective Date (defined below).

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The Settlement is conditioned upon, and effective upon, the fulfillment of each of the following (the “Effective Date”):

(i) the Settlement becoming final (“Final Approval”) upon the completion of: (a) negotiation and execution of the Stipulation and any related documentation; (b) approval of the Settlement, entry of the Order and Final Judgment, and dismissal with prejudice of the Smutek Action in substantially the form attached to the Stipulation, without the award of any damages, costs, or fees except as specifically provided in the Stipulation and approved by the Court; and (c) such Order and Final Judgment is either finally affirmed on appeal, or is not subject to appeal (or further appeal) by lapse of time or otherwise;

(ii) negotiation and execution of the settlement stipulation in the Consolidated Action and any related documentation, approval of the Consolidated Action Settlement (as defined above) by the Delaware Chancery Court, entry of an order and final judgment in the Consolidated Action, which order and final judgment is either finally affirmed on appeal, or is not subject to appeal (or further appeal) by lapse of time or otherwise, and dismissal with prejudice of the Consolidated Action; and

(iii) dismissal with prejudice of the Sullivan Action and Garofalo Action, which dismissals are finally affirmed on appeal, or are not subject to appeal (or further appeal), by lapse of time or otherwise.

Application for Attorneys’ Fees and Expenses

Plaintiff’s counsel will make an application to the Court for attorneys’ fees and expenses. Defendants and Revlon reserve the right to oppose the award of attorneys’ fees and expenses if Plaintiff’s counsel’s application exceeds 30% of the Settlement Payment. Plaintiff’s counsel may seek a compensatory award for Plaintiff of up to $1,000.00 to be paid from any award of attorneys’ fees and expenses that the Court may award. Plaintiff’s counsel may receive from the Settlement Payment such amount of attorneys’ fees and expenses that the Court deems appropriate. Payment of attorneys’ fees and expenses, and any compensatory award, will be made within ten (10) business days of the Effective Date (as defined above).

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Defendants and Revlon have denied and continue to deny each and all of the claims and contentions alleged by Plaintiff in the Smutek Action and all charges of wrongdoing or liability against them.

The Settlement Hearing

On             , 2012, at             .m., the Settlement Hearing will be held before the Court at the United States District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Courtroom 2A, Wilmington, Delaware 19801, to determine: (i) whether the proposed Settlement of the Smutek Action on the terms and conditions provided for in the Stipulation is fair, reasonable, adequate and in the best interests of Revlon and Current Revlon Stockholders, and should be approved by the Court; (ii) whether Plaintiff’s counsel’s application for attorneys’ fees and expenses as well as any compensatory award for Plaintiff should be granted; and (iii) whether an Order and Final Judgment should be entered pursuant to the Stipulation, approving the proposed Settlement and dismissing the Smutek Action.

The Court may adjourn the date of the Settlement Hearing or any adjournment thereof, including the consideration of Plaintiff’s counsel’s request for attorneys’ fees and expenses as well as any compensatory award for Plaintiff, without further notice of any kind to Current Revlon Stockholders other than oral announcement at the Settlement Hearing or any adjournment thereof.

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The Court has reserved the right to approve the proposed Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the parties to the Stipulation without further notice to Current Revlon Stockholders.

Right to Appear and Object

Current Revlon Stockholders who object to the proposed settlement of the Smutek Action, the Order and Final Judgment to be entered in the Smutek Action, and/or Plaintiff’s counsel’s request for attorneys’ fees and reimbursement of expenses as well as any compensatory award for Plaintiff, or who otherwise wish to be heard, may appear in person or by their attorney at the Settlement Hearing and present evidence and argument that may be proper and relevant; provided, however, that, except by Order of the Court for good cause shown, no person shall be heard and no papers, briefs, pleadings or other documents submitted by any person shall be considered by the Court unless not later than ten (10) business days prior to the Settlement Hearing such person files with the Clerk of the Court and serves upon counsel listed below: (i) a written notice of intention to appear, identifying the name, address and telephone number of the objector and, if represented, the objector’s counsel; (ii) a signed written statement by the objector of such objector’s objections to any matters before the Court; (iii) the grounds for such objections and the reasons that such objector desires to appear and be heard; (iv) proof of ownership of Revlon Class A Common Stock, including the number of shares presently held and the date(s) of purchase; and (v) all documents and writings such objector desires the Court to consider. Such filings shall be served upon the following counsel:

Kenneth J. Vianale

Vianale & Vianale LLP

2499 Glades Road, Suite 112

Boca Raton, Florida 33431

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William Savitt

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Thomas J. Allingham II

Alyssa S. O’Connell

Skadden, Arps, Slate, Meagher & Flom LLP

One Rodney Square

P.O. Box 636

Wilmington, Delaware 19899

Lawrence Zweifach

Marshall R. King

Gibson, Dunn & Crutcher LLP

200 Park Avenue, 47th Floor

New York, New York 10166

Such papers must also be filed with the Clerk of the Court, United States District Court for the District of Delaware, 844 N. King Street, Wilmington, Delaware 19801.

Unless the Court otherwise directs, no Current Revlon Stockholders shall be entitled to object to the approval of the Settlement, any judgment entered thereon, any award of attorneys’ fees and expenses, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as described above. Current Revlon Stockholders who fail to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in the Smutek Action or any other action or proceeding. Any Current Revlon Stockholder who does not object to the Settlement or Plaintiff’s counsel’s request for attorneys’ fees and reimbursement of expenses or to any other matter stated above need not do anything.

The Order and Final Judgment and Releases

The parties have submitted the Settlement to the Court for approval. Approval of the Settlement will result in total and final settlement of the Smutek Action, and the claims asserted therein, and those claims that could have been asserted, will be forever relinquished and discharged.

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The Order and Final Judgment shall, among other things, provide for the full and complete dismissal of the Smutek Action with prejudice, and the settlement and release of, and a permanent injunction barring, any claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters and issues, known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been, could have been, or in the future can or might be asserted in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal, state, foreign or common law, including the federal securities laws and any state disclosure law), derivatively on behalf of Revlon, or by Revlon, or by or on behalf of Plaintiff (as an individual or as a class representative), whether individual, direct, class, derivative (on behalf of Revlon or otherwise), representative, legal, equitable, or any other type or in any other capacity (collectively, the “Releasing Persons”) against Defendants, Wolfe, Santagati, nominal defendant Revlon or any of their respective families, parent entities, controlling persons, associates, affiliates or subsidiaries and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors and assigns (collectively, the “Released Persons”) which the Releasing Persons ever had, now have, or may have by reason of, arising out of, relating to,

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or in connection with the acts, events, facts, matters, transactions, occurrences, statements, or representations, or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to the allegations in the Smutek Action, the complaint in the Smutek Action, the Proposal, the Exchange Offer and other transactions contemplated therein, disclosures made in connection therewith (including the adequacy and completeness of such disclosures), any disclosure of the Company’s actual, projected or estimated financial results for the third quarter 2009, or any other disclosure made by Revlon from the date of the Proposal through the date Revlon announced its financial results for the third quarter 2009 (including the adequacy and completeness of such disclosures) (the “Settled Claims”); provided, however, that the Settled Claims shall not release any claims to enforce the Settlement.

The Order and Final Judgment shall bar and release any and all claims, known or unknown, for damages, injunctive relief, or any other remedies against Plaintiff, his attorneys or agents based upon, arising from, or related to prosecution and/or settlement of the Smutek Action.

These releases shall extend to all claims that Releasing Persons do not know or suspect to exist at the time of the release of the Settled Claims, which, if known, might have affected the Releasing Persons’ decisions to enter into the releases or the Settlement. Additionally, Plaintiff and the Company acknowledge that they may discover facts in addition to or different from those now known or believed to be true with respect to the Settled Claims, but that it is the intention of the Company and Plaintiff to completely, fully, finally and forever compromise, settle, release, discharge, extinguish, and dismiss any and all Settled Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiff and the Company acknowledge that

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“Unknown Claims” are expressly included in the definition of “Settled Claims,” and that such inclusion was expressly bargained for and was a key element of the Settlement and was relied upon by each and all of the Defendants and the Company in entering into the Stipulation. “Unknown Claims” means any claim that Plaintiff or the Company does not know or suspect exists in his or its favor at the time of the release of the Settled Claims as against the Released Persons, including, without limitation, those which, if known, might have affected the decision to enter into the Settlement. With respect to any of the Settled Claims, the parties stipulate and agree that upon Final Approval (as defined above) of the Settlement, the Company and Plaintiff shall be deemed to have, and by operation of the Order and Final Judgment by the Court shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

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Scope of this Notice and Additional Information

This Notice contains only a summary of the terms of the proposed Settlement. For a more detailed statement of the Settlement, you should review a copy of the Stipulation on file with the Clerk of the Court at the office of the Clerk of the Court, United States District Court for the District of Delaware, 844 N. King Street, Wilmington, Delaware 19801 during regular business hours or contact Plaintiff’s counsel for a copy of the Stipulation. Plaintiff’s counsel can be contacted at:

Kenneth J. Vianale

Vianale & Vianale LLP

2499 Glades Road, Suite 112

Boca Raton, Florida 33431

(561) 392-4750

For a more detailed statement of the matters involved in these proceedings, you may also review the files at the office of the Clerk of the Court during regular business hours or contact Plaintiff’s counsel.

IF YOU HAVE ANY QUESTIONS, PLEASE MAKE ALL INQUIRIES TO

PLAINTIFF’S COUNSEL. PLEASE DO NOT CONTACT THE COURT OR CLERK

OF THE COURT DIRECTLY.

BY ORDER OF THE COURT

/s/

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EXHIBIT A-2

SMUTEK V. PERELMAN, ET AL. AND REVLON, INC., NO. 10-392-GMS (D. DEL.)

Summary Notice of Pendency of Derivative Action,

Proposed Settlement of Derivative Action and Settlement Hearing

TO: ALL CURRENT HOLDERS OF REVLON, INC. CLASS A COMMON STOCK (“CURRENT REVLON STOCKHOLDERS”)

YOU ARE HEREBY NOTIFIED that the parties to the above-captioned derivative action pending in the United States District Court for the District of Delaware (the “Smutek Action”) have entered into a Stipulation of Settlement (with the exhibits thereto, the “Stipulation”) to resolve the issues raised in the Smutek Action (the “Settlement”).

YOU ARE HEREBY FURTHER NOTIFIED, pursuant to an Order of Chief Judge Gregory M. Sleet of the United States District Court for the District of Delaware (the “Court”), dated             , 2012, that a hearing will be held before Chief Judge Sleet at the United States District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Courtroom 2A, Wilmington, Delaware 19801, to determine: (i) whether the proposed Settlement of the Smutek Action on the terms and conditions provided for in the Stipulation is fair, reasonable, adequate, and in the best interests of Revlon, Inc. (“Revlon”) and Current Revlon Stockholders, and should be approved by the Court; (ii) whether plaintiff Richard Smutek’s (“Plaintiff”) counsel’s application for attorneys’ fees and expenses as well as any compensatory award for Plaintiff should be granted; and (iii) whether an Order and Final Judgment approving the proposed Settlement should be entered pursuant to the Stipulation, approving the proposed Settlement and dismissing the Smutek Action.

If approved, the Settlement will resolve the Smutek Action, and will bar any similar suits. A detailed Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing and Right to Appear, which describes the proposed Settlement in more detail and your right to appear, may be obtained from Revlon’s website at www.revlon.com on the Investor Relations page, which can be accessed through the Corporate page, under the heading “Smutek Derivative Action Settlement Notice.”

Inquiries may be made to Plaintiff’s counsel: Kenneth J. Vianale, Vianale & Vianale LLP, 2499 Glades Road, Suite 112, Boca Raton, Florida, 33431, (561) 392-4750.

PLEASE DO NOT CONTACT THE COURT OR CLERK OF THE COURT DIRECTLY.

BY ORDER OF THE COURT

EXHIBIT B

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

RICHARD SMUTEK, derivatively on behalf of

REVLON, INC.,

                        Plaintiff,

                        v.

RONALD O. PERELMAN, DAVID L. KENNEDY, ALAN T. ENNIS, ALAN S. BERNIKOW, PAUL J. BOHAN, MEYER FELDBERG, ANN D. JORDAN, DEBRA L. LEE, TAMARA MELLON, BARRY F. SCHWARTZ, KATHI P. SEIFERT, and MACANDREWS & FORBES HOLDINGS INC.,

                        Defendants,

        and

REVLON, INC.,

                        Nominal Defendant.

: : : : : : : : : : : : : : : : : : : : : : :	No. 10-392-GMS

[PROPOSED] ORDER AND FINAL JUDGMENT

This matter came before the Court for hearing pursuant to an order of the Court, dated             , 2012, on the application of the parties for approval of the settlement (the “Settlement”) set forth in the Stipulation of Settlement filed with the Court on October             , 2012 (with the exhibits thereto, the “Stipulation”). Due and adequate notice having been given to current holders of Revlon, Inc. Class A Common Stock, and the Court having considered all papers filed and proceedings had herein and good cause appearing therefor, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1. This Order and Final Judgment incorporates by reference the definitions in the Stipulation, and unless defined herein, capitalized words and terms shall have the same meaning as they have in the Stipulation.

2. The Court has jurisdiction over the subject matter of Smutek v. Perelman, et al., No. 1:10-CV-00392-GMS (D. Del.) (the “Smutek Action”), including all matters necessary to effectuate the Settlement, and over all parties to the Smutek Action, including: (i) Richard Smutek (“Plaintiff”), (ii) nominal defendant Revlon, Inc. (“Revlon” or the “Company”) and (iii) Ronald O. Perelman, Barry F. Schwartz, David L. Kennedy, Alan T. Ennis, Alan S. Bernikow, Paul J. Bohan, Meyer Feldberg, Ann D. Jordan, Debra L. Lee, Tamara Mellon, Kathi P. Seifert, and MacAndrews & Forbes Holdings Inc. (“Defendants”).

3. The notice given to current holders of Revlon Class A Common Stock, including posting of the Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing and Right to Appear (the “Notice”) on Revlon’s website, filing a Form 8-K with the United States Securities and Exchange Commission attaching the Notice, and publishing a summary version of the Notice in Investor’s Business Daily, satisfied the requirements of Federal Rule of Civil Procedure 23.1(c) and due process.

4. The Court has considered any and all objections to the Settlement, and overrules them.

5. The Stipulation and the Settlement set forth therein are hereby approved. The Court finds that the Settlement is, in all respects, fair, reasonable, adequate and in the best interests of Revlon and the Company’s current holders of Revlon Class A Common Stock. The parties are hereby directed to perform the terms of the Settlement.

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6. The Smutek Action, including the derivative claims alleged therein, is hereby dismissed in its entirety on the merits and with prejudice. The parties are to bear their own costs, except as otherwise provided in the Stipulation and in Paragraph 14 below.

7. The Court hereby dismisses the Smutek Action with prejudice, and orders the settlement and release of, and a permanent injunction barring, any claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters and issues, known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, that have been, could have been, or in the future can or might be asserted in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal, state, foreign or common law, including the federal securities laws and any state disclosure law), derivatively on behalf of Revlon, or by Revlon, or by or on behalf of Plaintiff (as an individual or as a class representative), whether individual, direct, class, derivative (on behalf of Revlon or otherwise), representative, legal, equitable, or any other type or in any other capacity (collectively, the “Releasing Persons”) against Defendants, Wolfe, Santagati, nominal defendant Revlon or any of their respective families, parent entities, controlling persons, associates, affiliates or subsidiaries and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, entities providing fairness opinions, underwriters, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors and assigns (collectively, the “Released Persons”) which the Releasing Persons ever had, now have,

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or may have by reason of, arising out of, relating to, or in connection with the acts, events, facts, matters, transactions, occurrences, statements, or representations, or any other matter whatsoever set forth in or otherwise related, directly or indirectly, to the allegations in the Smutek Action, the complaint in the Smutek Action, the Proposal, the Exchange Offer and other transactions contemplated therein, disclosures made in connection therewith (including the adequacy and completeness of such disclosures), any disclosure of the Company’s actual, projected or estimated financial results for the third quarter 2009, or any other disclosure made by Revlon from the date of the Proposal through the date Revlon announced its financial results for the third quarter 2009 (including the adequacy and completeness of such disclosures) (the “Settled Claims”); provided, however, that the Settled Claims shall not release any claims to enforce the Settlement.

8. The Court further bars and releases any and all claims, known or unknown, for damages, injunctive relief, or any other remedies against Plaintiff, his attorneys or agents based upon, arising from, or related to prosecution and/or settlement of the Smutek Action.

9. The releases described in Paragraphs 7 and 8 above shall extend to all claims that Releasing Persons do not know or suspect to exist at the time of the release of the Settled Claims, which, if known, might have affected the Releasing Persons’ decisions to enter into the releases or the Settlement. Additionally, Plaintiff and the Company acknowledge that they may discover facts in addition to or different from those now known or believed to be true with respect to the Settled Claims, but that it is the intention of the Company and Plaintiff to completely, fully, finally and forever compromise, settle, release, discharge, extinguish, and dismiss any and all Settled Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter

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exist, and without regard to the subsequent discovery of additional or different facts. Plaintiff and the Company acknowledge that “Unknown Claims” are expressly included in the definition of “Settled Claims,” and that such inclusion was expressly bargained for and was a key element of the Settlement and was relied upon by each and all of the Defendants and the Company in entering into the Stipulation. “Unknown Claims” means any claim that Plaintiff or the Company does not know or suspect exists in his or its favor at the time of the release of the Settled Claims as against the Released Persons, including, without limitation, those which, if known, might have affected the decision to enter into the Settlement. With respect to any of the Settled Claims, the parties stipulate and agree that upon Final Approval of the Settlement, the Company and Plaintiff shall be deemed to have, and by operation of this Order and Final Judgment by the Court shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

10. Plaintiff or any current holders of Revlon Class A Common Stock purporting to assert derivatively on behalf of Revlon the Released Claims are hereby permanently barred and enjoined from instituting, commencing, prosecuting, participating in or continuing any action or other proceeding in any court or tribunal of this or any other jurisdiction, either directly, representatively, derivatively or in any other capacity, against any of the Released Persons, based upon, arising out of, or in any way related to or for the purpose of enforcing any Settled Claim,

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all of which Settled Claims are compromised, settled, released, dismissed with prejudice and extinguished by virtue of the proceedings in the Smutek Action and this Order and Final Judgment.

11. Revlon, each of the Defendants and the Released Persons are deemed to have, and by operation of this Order and Final Judgment shall have, fully, finally, and forever released, relinquished and discharged Plaintiff and Plaintiff’s counsel from all claims, based upon or arising out of the institution, prosecution, assertion, settlement or resolution of the Smutek Action; provided, however, that Revlon, Defendants and Released Persons shall retain the right to enforce in the Court the terms of the Stipulation and the Settlement.

12. Neither the Stipulation nor the Settlement contained therein, nor any act performed or document executed pursuant to, or in furtherance of, the Settlement: (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity or lack thereof of any Settled Claim, or of any wrongdoing or liability of Defendants or Revlon; or (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Defendants or Revlon in any proceeding of any nature. Nothing in this Order and Final Judgment shall preclude any action to enforce the terms of the Stipulation or this Order and Final Judgment. Revlon and/or Defendants may file, cite and/or refer to the Stipulation and/or this Order and Final Judgment in related litigation as evidence of the Settlement, or in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

13. Without affecting the finality of this Order and Final Judgment, jurisdiction is hereby retained by the Court for the purpose of protecting and implementing the Stipulation and

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the terms of this Order and Final Judgment, including the resolution of any disputes that may arise with respect to the effectuation of any of the provisions of the Stipulation, and for the entry of such further orders as may be necessary or appropriate in administering and implementing the terms and provisions of the Settlement and this Order and Final Judgment.

14. The Court, having considered the nature of the Smutek Action and the results obtained on behalf of Revlon and current holders of Revlon Class A Common Stock, hereby orders that Plaintiff’s counsel is awarded attorneys’ fees in the amount of $            , inclusive of expenses, which shall be paid in accordance with the terms and conditions of the Stipulation.

SO ORDERED this             day of                     , 2012.

CHIEF JUDGE GREGORY M. SLEET

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